SIFCO Industries, Inc. (“SIFCO”) Announces
Third Quarter Fiscal 2023 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its third quarter of fiscal 2023, which ended June 30, 2023.

Third Quarter Results
•Net sales in the third quarter of fiscal 2023 increased 1.9% to $21.9 million, compared with $21.4 million for the same period in fiscal 2022.
•Net loss for the third quarter of fiscal 2023 was $0.6 million, or $(0.11) per diluted share, compared with net loss of $2.7 million, or $(0.46) per diluted share, in the third quarter of fiscal 2022.
•EBITDA was $1.3 million in the third quarter of fiscal 2023, compared with $(0.9) million in the third quarter of fiscal 2022.
•Adjusted EBITDA in the third quarter of fiscal 2023 was $1.9 million, compared with Adjusted EBITDA of $(0.7) million in the third quarter of fiscal 2022.

Year to Date Results
•Net sales in the first nine months of fiscal 2023 decreased 4.4% to $62.4 million, compared with $65.3 million for the same period in fiscal 2022.
•Net loss for the first nine months of fiscal 2023 was $(5.6) million, or $(0.94) per diluted share, compared with net loss of $(2.7) million, or $(0.47) per diluted share, in the first nine months of fiscal 2022.
•EBITDA was $0.3 million in the first nine months of fiscal 2023, compared with $2.5 million in the first nine months of fiscal 2022.
•Adjusted EBITDA in the first nine months of fiscal 2023 was $1.8 million, compared with Adjusted EBITDA of ($1.8) million in the first nine months of fiscal 2022.

Other Highlights
CEO Peter W. Knapper stated, “We are pleased that with this filing we are now back to current with SEC requirements and nearly recovered from the cyber event we experienced at the end of Q1. As of June 30, backlog increased year over year $69.4M to $122.8M, reflecting improvements in the markets that we serve as well as new wins for the business. We remain focused on serving our customers as we profitably grow our business.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2022 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Third Quarter ended June 30,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net sales	$21,853	$21,454	$62,394	$65,269
Cost of goods sold	18,375	21,080	55,935	63,427
Gross profit	3,478	374	6,459	1,842
Selling, general and administrative expenses	3,388	2,821	10,517	9,037
Amortization of intangible assets	63	62	187	252
Gain on disposal of operating assets	(3)	—	—	(2)
Operating income (loss)	30	(2,509)	(4,245)	(7,445)
Interest expense, net	305	146	919	453
Gain on debt extinguishment	—	—	—	(5,106)
Foreign currency exchange loss (gain), net	1	(7)	11	2
Other expense (income), net	323	23	287	(45)
Loss before income tax benefit	(599)	(2,671)	(5,462)	(2,749)
Income tax expense (benefit)	35	(3)	128	(29)
Net loss	$(634)	$(2,668)	$(5,590)	$(2,720)

Net loss per share
Basic	$(0.11)	$(0.46)	$(0.94)	$(0.47)
Diluted	$(0.11)	$(0.46)	$(0.94)	$(0.47)

Weighted-average number of common shares (basic)	5,940	5,840	5,925	5,827
Weighted-average number of common shares (diluted)	5,940	5,840	5,925	5,827

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2023	September 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$598	$1,174
Receivables, net of allowance for doubtful accounts of $137 and $111, respectively	20,197	16,515
Contract assets	9,019	10,172
Inventories, net	10,610	8,969
Refundable income taxes	97	97
Prepaid expenses and other current assets	1,176	1,851
Total current assets	41,697	38,778
Property, plant and equipment, net	37,387	39,272
Operating lease right-of-use assets, net	14,567	15,167
Intangible assets, net	333	477
Goodwill	3,493	3,493
Other assets	79	79
Total assets	$97,556	$97,266
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,394	$4,379
Revolver	14,948	11,163
Short-term operating lease liabilities	847	792
Accounts payable	11,469	10,387
Accrued liabilities	6,173	5,868
Total current liabilities	38,831	32,589
Long-term debt, net of current maturities, net of unamortized debt issuance costs	2,994	3,508
Long-term operating lease liabilities, net of short-term	14,203	14,786
Deferred income taxes, net	—	137
Pension liability	4,789	4,812
Other long-term liabilities	676	744
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,107 at June 30, 2023 and 6,040 at September 30, 2022	6,107	6,040
Additional paid-in capital	11,541	11,387
Retained earnings	26,366	31,956
Accumulated other comprehensive loss	(7,951)	(8,693)
Total shareholders’ equity	36,063	40,690
Total liabilities and shareholders’ equity	$97,556	$97,266

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(634)	$(2,668)	$(5,590)	$(2,720)
Adjustments:
Depreciation and amortization expense	1,623	1,590	4,820	4,800
Interest expense, net	305	146	919	453
Income tax expense (benefit)	35	(3)	128	(29)
EBITDA	1,329	(935)	277	2,504
Adjustments:
Foreign currency exchange loss (gain), net (1)	1	(7)	11	2
Other expense (income), net (2)	295	(46)	149	(114)
Gain on disposal of assets (3)	(3)	—	—	(2)
Gain on extinguishment of debt (4)	—	—	—	(5,106)
Equity compensation (5)	85	4	292	309
Pension settlement expense (6)	78	69	78	69
LIFO impact (7)	(73)	202	(272)	586
IT incident costs, net (8)	182	—	1,269	—

Strategic alternative expense (9)	29	—	29	—
Adjusted EBITDA	$1,923	$(713)	$1,833	$(1,752)

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs and foreign energy tax credits.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books or asset impairment of long-lived assets.
(4)Represents the gain on extinguishment of debt and interest for the amount forgiven by the SBA as it relates to the PPP loan.
(5)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(6)Represents expense incurred by its defined benefit pension plans related to settlement of pension obligations.
(7)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.
(8)Represents incremental information technology costs as it relates to the cybersecurity incident and loss on insurance recovery.
(9)Represents expense related to evaluation of strategic alternatives.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com